UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 11, 2013)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2013 (the “Effective Date”), The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of The Scotts Miracle-Gro Company (the “Company”), entered into an Executive Severance Agreement (the “Hagedorn Severance Agreement”) with James Hagedorn, the Company’s Chief Executive Officer (the “Executive”). The Hagedorn Severance Agreement supersedes the Executive’s employment agreement dated as of May 19, 1995, as amended as of October 1, 2008 (the “Former Employment Agreement”).
The Executive continues to serve as the Company’s Chief Executive Officer and Chairman of the Board, but, as with the Company’s other executive officers, no longer has an employment agreement.
In negotiating the Hagedorn Severance Agreement, the Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company believed the Executive’s Former Employment Agreement had become outdated and no longer reflected competitive market practices, nor provided the Company with the types of confidentiality, noncompetition and nonsolicitation protections that are provided by typical executive agreements. However, the Compensation Committee also recognized that the Executive enjoyed the benefits of favorable severance and other provisions under the Former Employment Agreement. The Compensation Committee sought, and the Executive was agreeable, to strike a reasonable balance between maintaining the Executive’s legacy severance benefits, while modernizing the form of agreement to better protect the Company’s interests and to be more consistent with the treatment of the Company’s other executive officers. Accordingly, the Hagedorn Severance Agreement substantially preserves the severance benefits that were provided under the Former Employment Agreement.
Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined therein and summarized below) or by the Executive for Good Reason (as defined therein and summarized below), the Executive’s severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) the Executive’s base salary in effect immediately prior to the circumstances giving rise to the notice of termination, plus (B) the highest annual bonus award paid to the Executive in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to the Executive’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that the Executive would incur if he continued coverage under applicable medical, disability and life insurance plans.
The Hagedorn Severance Agreement incorporates restrictive covenants in the form of a new Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in the Former Employment Agreement. As additional consideration to the Executive for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by the Executive for Good Reason, the Hagedorn Severance Agreement provides that the Executive shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). The Executive would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies the Executive that it intends to enforce the noncompetition restrictions set forth in the Noncompetition Agreement.
If the Executive is terminated for Cause, all restrictions in the Noncompetition Agreement would apply and no Severance Payments or Noncompetition Payments would be made.
The Executive would be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.
In the event of any termination of the Executive’s employment, the Executive must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if the Executive and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, the Executive must also immediately resign from the Board, if requested by the Board upon a termination of his employment by the Company for Cause.
The Hagedorn Severance Agreement includes a recapture right for incentive-based compensation that is not included in the Former Employment Agreement. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by the Executive, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the Effective Date, except as otherwise required by applicable law.
The term “Cause” is defined in the Hagedorn Severance Agreement to mean that the Executive has (i) willfully and materially breached the terms of the Noncompete Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC, or any of their subsidiaries, or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC, (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of the Executive’s duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform the Executive’s duties under the Hagedorn Severance Agreement (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.
The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without the Executive’s consent, the existence of one or more of the following conditions: (i) the assignment to the Executive of any duties inconsistent with his status as a Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities; (ii) a reduction by the Company of the Executive’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of the Executive’s base salary, the Executive’s target bonus opportunity, and the grant date value of any long term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that the Executive relocate his primary personal residence; (iv) the failure by the Company, without the Executive’s consent, to pay to the Executive any portion of the Executive’s current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which the Executive is entitled to participate as of the Effective Date or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him as of the Effective Date or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is entitled on an annual basis as of the Effective Date; or (vii) any purported termination of the Executive’s employment without Cause that is not effected pursuant to a notice of termination. Executive must provide written notice within 90 days of an event Executive believes to be Good Reason and the Company is entitled to thirty (30) days to cure after receipt of the Notice.
The foregoing is a brief description of the terms of the Hagedorn Severance Agreement and is qualified in its entirety by reference to the Hagedorn Severance Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
As additional negotiated consideration for entering into the Hagedorn Severance Agreement and forgoing certain benefits and favorable contract provisions provided under his Former Employment Agreement, the Compensation Committee has granted the Executive a one-time Restricted Stock Unit (“RSU”) award valued at $1.8 million. The award is subject to three-year cliff vesting, which can be accelerated only if the Executive is involuntarily terminated by the Company without Cause or if he resigns with Good Reason. The vested RSUs, if any, will be settled as soon as possible following the third anniversary of the grant date.
Effective January 1, 2014, Mr. Hagedorn will begin receiving monthly deferred compensation credits of $83,333 to his account in The Scotts Company LLC Executive Retirement Plan (“ERP”).  These credits will be made monthly while he is employed and will be fully vested and otherwise subject to standard terms and conditions of the ERP.

Effective January 1, 2014, Mr. Hagedorn’s $20,000 monthly commuting allowance will be discontinued.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)     Shell company transactions:
         Not applicable.
(d)    Exhibits:

Exhibit No.	Description
10.1	Executive Severance Agreement, dated as of December 11 , 2013, by and between The Scotts Company LLC and James Hagedorn
10.2
Employee Confidentiality, Noncompetition, Nonsolicitation Agreement, dated as of December 12, 2013, by and between The Scotts Company LLC, all companies controlled by, controlling or under common control with the Scotts Company LLC, and James Hagedorn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: December 17, 2013	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated December 17, 2013
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description
10.1	Executive Severance Agreement, dated as of December 11 , 2013, by and between The Scotts Company LLC and James Hagedorn
10.2
Employee Confidentiality, Noncompetition, Nonsolicitation Agreement, dated as of December 12, 2013, by and between The Scotts Company LLC, all companies controlled by, controlling or under common control with the Scotts Company LLC, and James Hagedorn